Exhibit 11


                      Consent of Independent Auditors


   We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated July 25, 1997, in the Registration Statement (Form N-1A) and its incorporation by reference in the related Prospectus of The Primary Trend Fund, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 19 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-6343) and in this Amendment No. 21 to the Registration Statement under the Investment Company Act of 1940.


                                              ERNST & YOUNG LLP

   Milwaukee, Wisconsin
   August 28, 1997